Exhibit 10.1

Loan No. 0411094-9001

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT is entered into at Irvine, California, as of September 28, 2012, between Iteris, Inc., a Delaware corporation, with an address of 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705 (“Borrower”), and California Bank & Trust, a California banking corporation, with an address of 3420 Bristol Street, Costa Mesa, California 92626 (“Bank”).

WHEREAS, pursuant to that certain Loan and Security Agreement, dated February 4, 2009, between Borrower and Bank (as previously amended, modified or supplemented, the “Loan and Security Agreement”), Bank agreed to extend credit and make certain financial accommodations to Borrower, subject to the terms and conditions set forth in the Loan Documents, including without limitation (i) a revolving line of credit which matures on October 1, 2012, respecting which Bank agreed to lend to Borrower, upon Borrower’s request, a revolving loan and advances thereunder (collectively, the “Revolving Loan”), in the aggregate principal amount of up to Twelve and No/100 Million Dollars ($12,000,000.00) (the “Revolving Loan Amount”) and (ii) a non-revolving-to-term loan that matures on May 1, 2013 (the “Term Loan” and, collectively, with the Revolving Loan, the “Loans”), in the aggregate principal amount of Seven Million, Two Hundred Ninety Three Thousand, Four Hundred Twenty Seven and 87/100 Dollars ($7,293,427.87) (the “Term Loan Amount”);

WHEREAS, (i) the Revolving Loan is evidenced by that certain Amended and Restated Revolving Note, dated February 4, 2009 (as previously amended, modified or supplemented, the “Revolving Note”), by Borrower in favor of Bank in the face amount of the Revolving Loan Amount and (ii) the Term Loan was evidenced by that certain promissory note, dated February 4, 2009 (as previously amended, modified or supplemented, the “Term Note”), by Borrower in favor of Bank in the amount of the Term Loan Amount;

WHEREAS, the outstanding balance owed to Bank under the Term Note was paid in full by Borrower on or about June 1, 2012;

WHEREAS, pursuant to the Loan and Security Agreement, Borrower granted Bank a first-priority security interest in and lien on the personal property described therein (the “Personalty”);

WHEREAS, the Loan and Security Agreement, the Revolving Note and all other documents and instruments executed in connection with or relating to the Loans are referred to herein, collectively, as the “Loan Documents”; and the Personalty and all other collateral granted to Bank to secure the Loans is referred to herein, collectively, as the “Collateral”;

WHEREAS, Borrower has requested and Bank has agreed to make certain amendments to the Loans and the Loan Documents in accordance with the terms and conditions set forth herein; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank mutually agree as follows:

1.                                      MODIFICATION

1.1                               Recitals. The above recitals are hereby made a part of this Agreement, and Borrower acknowledges and agrees that each of the recitals is true, correct and complete.

1.2                               Ratification. All of the terms, covenants, provisions, representations, warranties and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed and continued in full force and effect as if fully restated herein.

1.3                               Collateral. Borrower confirms and ratifies its continuing mortgage, pledge, assignment and grant of security interest in and lien on the Collateral to and in favor of Bank as set forth in the Loan Documents.

1.4                               Principal Balance. Borrower acknowledges, agrees and confirms that, as of the date hereof, the current outstanding principal balance under the Revolving Loan is zero and a Stand-By Letter of Credit has been issued and is outstanding for the account of Borrower in the amount of $14,365.00.

1.5                               Amendments to Loan and Security Agreement. The Loan and Security Agreement is hereby amended as follows:

(a)                                 Section 1.1(a) (Revolving Loan) is amended to extend the expiration date of Bank’s obligation to make advances under the Revolving Loan and evidenced by the Revolving Note from October 1, 2012 to October 1, 2014, and the reference to “October 1, 2012” in Section 1.1(a) is changed to “October 1, 2014”.

(b)                                 Section 1.1(a)(ii) is deleted in its entirety and replaced with the following:

(ii)                                  So long as the Revolving Loan shall be outstanding or Bank shall have any obligation to lend thereunder, up to an aggregate amount of $6,000,000.00 of the Revolving Loan Amount may be used by Borrower for the acquisition of businesses, products, technologies and consulting services that are complementary to the business or operations of Borrower (each, an “Acquisition”), provided there is no continuing uncured Event of Default and subject to the terms and conditions set forth herein. If one or more advances are sought by Borrower for a single Acquisition exceeding an aggregate amount of $2,000,000.00, such requests for advances are subject to the prior written approval of Bank, in its sole discretion, based on the completion of a full and adequate due diligence review by Bank of the proposed Acquisition and any and all documents, materials and information required by Bank with respect to such Acquisition.

(c)                                  Section 1.1(b) is deleted in its entirety and replaced with the following:

(b)                                 Loan Documents. This Agreement, the Revolving Note and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the “Loan Documents.”

(d)                                 Any and all references to “Non-Revolving-to-Term Loan” and “Non-Revolving-to-Term Note” in the Loan and Security Agreement are deleted, including without limitation the references in Section 1.4.

(e)                                  Section 2.2(i) is deleted in its entirety and replaced with the following:

(i)                                     “Permitted Indebtedness” shall mean (i) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document; (ii) indebtedness existing on the date hereof in a principal amount not in excess of $125,000; (iii) indebtedness subordinated to the Obligations pursuant to an agreement in form and substance acceptable to Bank in its good faith business judgment; (iv) indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (v) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $250,000 at any time outstanding; (vi) indebtedness arising in connection with the financing of insurance premiums in the ordinary course of business; (vii) indebtedness owing to trade creditors arising in the ordinary course of business consistent with past business practices; (viii) indebtedness arising in connection with corporate credit cards issued for employees and officers of Borrower in an aggregate amount not to exceed $100,000 at any time; and (ix) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness, provided, that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower.

(f)                                   Section 2.2(j) is deleted in its entirety and replaced with the following:

(j)                                    “Permitted Investments” shall mean, so long as no Event of Default shall have occurred and be continuing at the time of any such investments or immediately after any such investments as a result thereof, (i) investments in subsidiaries that are secured guarantors in an aggregate amount not to exceed $500,000 in any fiscal year; (ii) repurchases of stock of Borrower of up to $100,000 per fiscal year from departing employees, officers or directors; (iii) purchases of shares of Borrower’s common stock pursuant to any stock repurchase program approved by the Board of Directors of Borrower to repurchase in the market any of its stock, which repurchased stock shall have an aggregate purchase price of no more than $2,000,000 in any fiscal year during the current term of the Revolving Loan (not including any extension or renewal periods following the current term) and no more than a total of $4,000,000 during the period from October 1, 2012, to October 1, 2014; provided, that no proceeds from the Revolving Loan shall be used for any such repurchases and, provided, further, that Bank may elect, in its sole discretion, to extend the period of such permitted repurchases for any renewal or extension periods of the Revolving Loan on terms acceptable to Bank, in its sole discretion; (iv) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (v) investments existing on the date hereof as disclosed on Schedule PI attached hereto; and (vi)(A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any state thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s investors Service, (C) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (D) a money market account with Bank, provided, that, in each of the cases set forth in this clause (vi), Bank is granted a perfected first-priority security interest by Borrower therein.

(g)                                  Section 4.3(a) is deleted in its entirety and replaced with the following:

(a)                                 as soon as available to Borrower, but in any event within 30 days after the close of each fiscal quarter of Borrower, a full and complete signed copy of Borrower’s financial statements, which shall include a balance sheet as at the end of such quarter and statement of profit and loss reflecting the results of Borrower’s operations during such quarter, prepared by Borrower on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments, and certified by Borrower’s chief financial officer as true, correct and complete.

(h)                                 Section 4.3(b) is deleted in its entirety and replaced with the following:

(b)                                 as soon as available to Borrower, but in any event within 90 days after the close of each fiscal year of Borrower, a full and complete signed copy of Borrower’s audited financial statements, which shall include a balance sheet as at the end of such year and a statement of cash flows and a statement of profit and loss reflecting the results of Borrower’s operations during such year, prepared by a certified public accountant acceptable to Bank on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, and bearing the opinion of such certified public accountant, together with any so-called management letters.

(i)                                     Section 5.1(c) (Maximum Funded Debt to EBITDA) is deleted in its entirety and replaced with the following:

(c)                                  Maximum Funded Debt to EBITDA. Borrower shall not permit the ratio of its Funded Indebtedness to EBITDA to be greater than 3.00 to 1.00, measured as of the end of each fiscal quarter on a rolling four-quarter basis.

(j)                                    Section 5.1(d) (Debt Service Coverage Ratio) is deleted in its entirety and replaced with the following:

(d)                                 [intentionally omitted]

(k)                                 Section 5.8 (Capital Expenditures) is deleted in its entirety and replaced with the following:

5.8                               Capital Expenditures. Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase or otherwise, except (a) in the ordinary and usual course of business up to an aggregate limit of $1,250,000.00 or (b) with Bank’s prior written consent

(l)                                     Section 6 of the Loan and Security Agreement regarding the Stand-By Letters of Credit Subline is hereby amended as follows:

(i)                                     The date set forth in the last sentence of the first paragraph under Section 6, providing for the maximum expiration date permitted for Stand-By Letters of Credit extended by Bank under the Stand-By Letter of Credit Subline, is amended from October 1, 2012 to October 1, 2014.

(ii)                                  The date set forth in the first sentence of Section 6.1(d), identifying Stand-By Letters of Credit for which Borrower is required to provide beneficiary letters of cancellation or cash collateral if such Stand-By Letters of Credit are outstanding on such date, is amended from October 1, 2012, to October 1, 2014.

(m)                             Sections 7.1(h) and 7.1(i) are deleted in their entirety and replaced with the following:

(h)                                 a judgment or judgments for the payment of money in excess of $100,000 shall be rendered against Borrower and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(i)                                     any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of Borrower in connection with any liability or claim in an amount equal to $100,000.00 or more; or

(n)                                 Exhibit A (Excess Cash Flow Recapture Certificate) to the Loan and Security Agreement shall be deleted in its entirety.

1.6                               Amendment to Revolving Note. The Revolving Note is hereby amended as follows:

(a)                                 The Maturity Date set forth in the first paragraph on page 1 of the Revolving Note is hereby amended from October 1, 2012 to October 1, 2014.

(b)                                 Section 2.1(a) (Applicable Margin) of the Interest Rate Election Rider is deleted in its entirety and replaced with the following:

(a)                                 “Applicable Margin” shall mean the rate determined based on the percentage of the average aggregate balance of all demand deposit accounts (including without limitation time, savings, checking and money market accounts) maintained by Borrower with Bank as compared to the average total loan or credit commitments by Bank to Borrower (the “DDA Percentage”), measured on a quarterly basis as of the end of each fiscal quarter, as follows:

DDA Percentage	Applicable Margin for Variable Rate Advances	Applicable Margin for LIBOR Advances
25% or greater	0.00%	2.25%
15% to (but not including) 25%	0.15%	2.50%
Less than 15%	0.25%	2.75%

Any change in the Applicable Margin resulting from the measurement of the DDA Percentage as of the end of a fiscal quarter shall be effective on the first day of the immediately following fiscal quarter.

1.7                            Termination of Term Note. The Term Note is hereby terminated and cancelled as of the date the outstanding balance and all other obligations thereunder were paid and satisfied by Borrower in full.

1.8                            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one agreement.

Except as modified and amended herein, all other terms and conditions as stated in the Loan and Security Agreement and in all other Loan Documents shall remain unchanged and continue in full force and effect.

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Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan and Security Agreement.

Executed and effective as of the date first written hereinabove

Borrower:

Iteris, Inc.,
a Delaware corporation

		By:	/s/ James S. Miele
James S. Miele, Chief Financial Officer

		By:	/s/ Abbas Mohaddes
Abbas Mohaddes, Chief Executive Officer

Accepted:

California Bank & Trust,
a California banking corporation

By:	/s/ Sergio Alfonso
Sergio Alfonso, Vice President